EXHIBIT 5.1

[CATHAY GENERAL BANCORP   LOGO]

August 18, 2005

Board of Directors

Cathay General Bancorp

777 North Broadway

Los Angeles, CA 90012

Gentlemen:

    I am delivering this opinion in my capacity as General Counsel of Cathay General Bancorp, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about August 18, 2005 for the purpose of registering under the Securities Act of 1933, as amended, 6,756,440 shares (the "Shares") of the Common Stock of the Company, par value $0.01, issuable upon exercise of options or as restricted stock pursuant to the terms of the Company's 2005 Incentive Plan (the "Plan"). I have examined such corporate records, certificates of public officials and officers of the Company and other documents as I have considered necessary or proper for the purpose of this opinion.

    Based upon the foregoing and my examination of such questions of law as I have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) appropriate certificates evidencing the Shares will be executed and delivered upon the issuance of the Shares, (ii) the full consideration stated in the Plan is paid for each Share, and (iii) it is my opinion that, when issued by the Company, after payment therefore in the manner provided in the Plan, the Shares covered by the Registration Statement will be validly issued, fully paid and nonassessable.

    I hereby consent to being named in the above-mentioned Registration Statement and to the filing of this opinion as an exhibit to the above-mentioned registration statement.

                                                                                    Very truly yours,

                                                                                    /s/ PERRY P. OEI.

                                                                                     Perry P. Oei

                                                                                    General Counsel